SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 4 to

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Markham Woods Press Publishing Co, Inc.

(Exact name of Registrant as specified in its charter)

Florida	8999
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1756 Saddleback Ridge Rd.

Apopka, FL 32703

Tel

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

Richard Spice Wheeler, Esq.

2265 Lee Road, Suite 117

Winter Park, FL 32789

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all correspondence to:

Harold P. Gewerter, Esq.

Gewerter & Dowling

1212 S. Casino Center, Las Vegas, NV 89104

Telephone: (702) 382-1714, Facsimile: (702) 382-1759

E-mail: harold@gewerterdowling.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:      .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer .	Accelerated filer .
Non-accelerated filer . (Do not check if smaller reporting company)	Smaller reporting company X .

Title of Each Class of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price per Security (1)($)	Proposed Maximum Aggregate Offering Price (1)($)	Amount of Registration Fee($)

Shares of Common Stock, par value $0.01	1,500,000	0.04	60,000	8.18	(3)

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933.

(2)

An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be amended. The Registrant may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED _________, 2016

PRELIMINARY PROSPECTUS

Markham Woods Press Publishing Co., Inc.

1,500,000 SHARES OF COMMON STOCK

OFFERING PRICE $0.04 PER SHARE

This prospectus relates to the offering (the Offering”) by Markham Woods Press Publishing Co., Inc. (the “Company”, “us”, “we”, our”) of a maximum of 1,500,000 shares (the “Maximum Offering”) of our common stock at an offering price of $0.04 per share in an all or nothing offering. The Maximum Offering also constitutes the minimum for this Offering. The Company will receive $60,000 if the Maximum Offering is satisfied. The funds from the Offering will not be held in escrow by an independent third party and the consideration paid will be promptly refunded to the purchaser if all of the shares are not sold by the end of the offering period.  The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 180 days.  At the discretion of our management, we may discontinue the Offering before expiration of the 180 day period or extend the Offering for up to 90 days following the expiration of the 180-day Offering period.  We will pay all expenses incurred in this Offering.

The offering of the 1,500,000 shares will be offered at a fixed price of $0.04 per share for the duration of the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. The offering date is the date by which this registration statement becomes effective. This is a direct participation offering since we, and not an underwriter, are offering the stock.

This is a Direct Participation Offering since we are offering the stock directly to the public without the participation of an underwriter. Our officer and director will be solely responsible for selling shares under this Offering and no commission will be paid on any sales.

AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE. INVESTORS SHOULD BE ABLE TO AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.  YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 6 BEFORE INVESTING IN OUR COMMON STOCK.

Prior to this Offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.04 per share in relation to this Offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board.  We may never be approved for trading on any exchange.  We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this Prospectus.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and a shell company as defined in Rule 405 under the Securities Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 9, 2016

TABLE OF CONTENTS

 The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

PROSPECTUS SUMMARY

This Prospectus and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”.  Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  These include, among others, the cautionary statements in the “Risk Factors” section beginning on Page 6 of this Prospectus and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section beginning on page 26 of this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary does not contain all of the information that you should consider before investing in our common stock.  You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 6, and the financial statements, before making an investment decision.

Corporate Background and Business Overview

Markham Woods Press Publishing Co., Inc.,  (the “Company”),  a Florida corporation, exists solely to be the publisher of the online business magazine, “Opportunist Magazine”, http://opportunistmagazine.com,  published in the United States for an intended global audience.

The magazine was originally founded by us over ten years ago as a hardcopy, print edition distributed nationally through the mail to a broad range of investor-subscribers. Over the years, we have fine-tuned our editorial policy and evolved our publication into an electronic edition which is published every day. Periodically we publish special print editions that are available on a limited basis to our subscribers or the general public through magazine distribution organizations in major U.S. markets.

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors have included a going concern opinion in their report on our audited financial statements for the fiscal year ended December 31, 2015. The notes to our financial statements contain additional disclosure describing the circumstances leading to the issuance of a going concern opinion by our auditors.

Summary of the Offering

Shares of common stock being offered by the Registrant:	1,500,000 shares (the “Maximum Offering”) of the Registrant’s common stock.

Offering price:	$0.04 per share of common stock.

Number of shares outstanding before the Offering:

As of October 12, 2016 we had 30,000,100 shares of our common stock issued and outstanding, and convertible debt, including accrued interest, totaling $713,333 convertible into common stock at the lesser of (i) $.003 per share, or (ii) at a 75% discount to the previous day’s closing bid price immediately prior to the delivery of the conversion notice. One of our noteholders, Roy Meadows, if he converted into common stock at the current conversion price, would potentially own 120,198,667 shares of common stock resulting in a change in control of the registrant. However, the convertible debts contain a conversion limitation clause restricting the amount of common stock the Holder can own after conversion to an amount not exceeding 9.9% of the Company’s outstanding common stock. The conversion limitation clause may be revoked upon sixty-one (61) days prior notice from the Holder to the Company. Refer to the Certain Relationships and Related Transaction section for more details about the convertible debt.

Number of shares outstanding after the Offering	31,500,100 if all of the shares being offered are sold

Market for the common stock:

There is no public market for our common stock. After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application on our behalf to have our common stock quoted on the Over-the-Counter Bulletin Board. We may never be approved for trading on any exchange.  We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market for our stock will develop be sustained if developed

Use of Proceeds:

If we are also successful in selling all 1,500,000 shares contained in the Maximum Offering, our gross proceeds will total $60,000. We intend to use all the proceeds received from this Offering to execute our business plan.

Risk Factors:	See the “Risk Factors” beginning on page 6 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Dividend Policy:	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Summary Financial Data

The following summary financial information for the year ended December 31, 2015 and 2014, and the period ended June 30, 2016 and 2015 includes statement of expenses and balance sheet data. The information contained in this table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and the financial statements and accompanying notes included in this prospectus.

Our financial status creates substantial doubt whether we will continue as a going concern.

Statement of Operations

	For the	For the
	Year Ended	Year Ended
	December 31,	December 31,
	2015	2014

Operating expenses
General and administrative	$152,306	$74,063

Total operating expenses	152,306	74,063

Loss from operations	(152,306)	(74,063)

Other expenses
Interest expense	(70,280)	(52,585)

Total other expenses	(70,280)	(52,585)

Net loss	$(222,586)	$(126,648)

	For the	For the	For the	For the
	Six Months	Six Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015

Operating expenses
General and administrative	$16,395	$28,387	$9,210	$14,201

Total operating expenses	16,395	28,387	9,210	14,201

Loss from operations	(16,395)	(28,387)	(9,210)	(14,201)

Other expenses
Interest expense	(40,658)	(32,650)	(20,715)	(16,884)

Total other expenses	(40,658)	(32,650)	(20,715)	(16,884)

Net loss	$(57,053)	$(61,037)	$(29,925)	$(31,085)

Balance Sheet Data

	December 31, 2015	December 31, 2014

ASSETS

Current Assets

Cash	$4,933	$7,607

Total Assets	$4,933	$7,607

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accrued liabilities	$411	$140
Convertible notes payable – related parties	658,114	528,473

Total Current Liabilities	658,525	528,613

Stockholders’ Deficit

Preferred Stock Authorized: 1,000,000 shares, par value $0.01 Issued: no shares issued	–	–
Common Stock Authorized: 200,000,000 shares, par value $0.01 Issued and Outstanding: 30,000,100 shares (2014 – 100 shares)	300,001	1
Additional paid-in capital	(209,901)	99
Accumulated deficit	(743,692)	(521,106)

Total Stockholders’ Deficit	(653,592)	(521,006)

Total Liabilities and Stockholders’ Deficit	$4,933	$7,607

	June 30, 2016	December 31, 2015

ASSETS

Current Assets

Cash	$3,257	$4,933

Total Assets	$3,257	$4,933

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accrued liabilities	$130	$411
Due to related parties	639	–
Convertible notes payable – related parties	713,133	658,114

Total Current Liabilities	713,902	658,525

Stockholders’ Deficit

Preferred Stock Authorized: 1,000,000 shares, par value $0.01 Issued: no shares issued	–	–
Common Stock Authorized: 200,000,000 shares, par value $0.01 Issued and Outstanding: 30,000,100 shares	300,001	300,001
Additional paid-in capital	(209,901)	(209,901)
Accumulated deficit	(800,745)	(743,692)

Total Stockholders’ Deficit	(710,645)	(653,592)

Total Liabilities and Stockholders’ Deficit	$3,257	$4,933

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in our Company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously harmed. As a result, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Relating to Our Business

The proceeds of this offering, if any, may not be sufficient to fund planned operations and may not even cover the costs of the offering and you may lose your entire investment.

We are offering a maximum of 1,500,000 shares of our common stock at $0.04 per share, which is also the minimum of our offering. This offering is an all or nothing offering.   Funds we raise in this offering, if any, may not be sufficient to fund our planned operations and may not even cover the costs of this offering.  If we are not able to raise any funds in this offering, our company will be in a worse financial position then prior to commencement of the offering as we will still incur the costs of this offering.  If we do not raise sufficient funds in this offering to fund our operations or even cover the costs of this offering, you may lose your entire investment.

There is uncertainty regarding our ability to continue as a going concern, indicating the possibility that we may be required to curtail or discontinue our operations in the future.  If we discontinue our operations, you may lose all of your investment.

We have incurred net losses of $705,777 from our inception on December 15, 2006 to June 30, 2016 and have completed only the preliminary stages of our business plan.  We anticipate incurring additional losses before realizing any revenues and will depend on additional financing in order to meet our continuing obligations and ultimately, to attain profitability.  We anticipate that our current cash assets will be extinguished by December 31, 2016.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to sell our assets, or curtail or discontinue our operations. If this happens, you could lose all or part of your investment.

We are in an early stage of development.  If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We were incorporated on December 15, 2006. Our online magazine website, which we intend to be our sole vehicle for generating revenues, is incomplete. We have no customers, and we have not earned any revenues to date. Our business prospects are difficult to predict because of our limited operating history, early stage of development, and unproven business strategy. Our primary business activities will be focused on the development of our online magazine website. Although we believe that our business plan has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives.  If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We expect to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of our online magazine website and our business operations, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

We have limited sales and marketing experience, which increases the risk that our business will fail.

Our officers, who will be responsible for marketing our online magazine website to potential users, have no experience in the social media or internet industries, and have only nominal sales and marketing experience. Further, we have budgeted only $10,000 toward sales and marketing efforts over the next 12 months, which by industry standards is a very limited amount of capital with which to launch our effort. Given the relatively small marketing budget and limited experience of our officers, there can be no assurance that such efforts will be successful. Further, if our initial efforts to create a market for our online magazine website are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with marketing and sales expertise to attract subscribers to our online magazine website. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our online magazine website will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan.  We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months.  If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing.  Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for online magazine website marketing and development expenses, and for administrative expenses, which management estimates to be approximately between $25,000 and $45,000 over the next twelve months. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

Our auditor has raised substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

We will need to achieve commercial acceptance of our applications to generate revenues and achieve profitability.

Even if our development yields technologically superior sites, we may not successfully develop commercial sites, and even if we do, we may not do so on a timely basis. We cannot predict when significant commercial market acceptance for our sites and the affiliated products sold thereon will develop, if at all, and we cannot reliably estimate the projected size of any such potential market. If markets fail to accept our magazine, we may not be able to generate revenues from the commercial application of our technologies. Our revenue growth and achievement of profitability will depend substantially on our ability to introduce new products that are accepted by customers. If we are unable to cost-effectively achieve acceptance of our sites by customers, or if the associated products do not achieve wide market acceptance, our business will be materially and adversely affected.

We will need to establish additional relationships with collaborative and development partners to fully develop and market our sites.

We do not possess all of the resources necessary to develop and commercialize sites and related products on a mass scale. Unless we expand our development capacity and enhance our internal marketing, we will need to make appropriate arrangements with collaborative affiliates to develop and commercialize our site.

Collaborations may allow us to:

•

generate cash flow and revenue;

•

offset some of the costs associated with our internal development; and

•

successfully commercialize our site.

If we need, but do not find appropriate affiliate arrangements, our ability to develop and commercialize our site could be adversely affected. Even if we are able to find collaborative partners, the overall success of the development and commercialization of our site will depend largely on the efforts of other parties and is beyond our control. In addition, in the event we pursue our commercialization strategy through collaboration, there are a variety of attendant technical, business and legal risks, including:

•

a development partner would likely gain access to our proprietary information, potentially enabling the partner to develop sites and affiliate products without us or design around our intellectual property;

•

we may not be able to control the amount and timing of resources that our collaborators may be willing or able to devote to the development or commercialization of our sites and affiliate products, or to their marketing and distribution; and

•

disputes may arise between us and our collaborators that result in the delay or termination of the development or commercialization of our sites or marketing or that result in costly litigation or arbitration that diverts our management’s resources.

The occurrence of any of the above risks could impair our ability to generate revenues and harm our business and financial condition.

Any significant disruption in our online magazine website presence could result in a loss of customers.

Our plans call for our customers to access our service through our online magazine website. Our reputation and ability to attract, retain and serve our customers will be dependent upon the reliable performance of our online magazine website, network infrastructure and fulfillment processes (how we deliver services purchased by our customers). Prolonged or frequent interruptions in any of these systems could make our online magazine website unavailable or unusable, which could diminish the overall attractiveness of our subscription service to existing and potential customers.

Our servers will likely be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in our service and operations and loss, misuse or theft of data. It is likely that our online magazine website will periodically experience directed attacks intended to cause a disruption in service, which is not uncommon for web-based businesses. Any attempts by hackers to disrupt our online magazine website service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation.  Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Any significant disruption to our online magazine website or internal computer systems could result in a loss of subscribers and adversely affect our business and results of operations.

 Our site may be displaced by newer technology.

The Internet and job seeking industries are undergoing rapid and significant technological change. Third parties may succeed in developing or marketing technologies and products that are more effective than those developed or marketed by us, or that would make our technology and sites obsolete or non-competitive. Accordingly, our success will depend, in part, on our ability to respond quickly to technological changes through the development and introduction of new sites and products. We may not have the resources to do this. If our sites or product candidates become obsolete and our efforts to secure and develop new products and sites do not result in any commercially successful sites or products, our sales and revenues will decline.

We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

The business of being a platform for small cap companies to tell their story to potential investors is very competitive. Barriers to entry on the Internet are relatively low, and we face competitive pressures from companies anxious to join this niche.  There are a number of successful online magazine websites operated by proven companies that offer similar niche platforms, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

We are a small company with limited resources relative to our competitors and we may not be able to compete effectively.

The niche job search service online magazine websites of our competitors have longer operating histories, greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors will have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their services than we may be able to devote to our services. Therefore, we may not be able to compete effectively and our business may fail.

The loss of the services of either of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our online magazine website and sell our services.

The development of our online magazine website and the marketing of our services will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officer, Donna Rayburn who is developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of either of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our online magazine website and sell our services, which could adversely affect our financial results and impair our growth.

Our officer and director have conflicts of interest in that they have other time commitments that will prevent them from devoting full-time to our operations, which may affect our operations.

Because our officer and director, who are responsible for all our business activities, do not devote their full working time to operation and management of us, the implementation of our business plans may be impeded. Our officer and director have other obligations and time commitments, which will slow our operations and may reduce our financial results and as a result, we may not be able to continue with our operations. Additionally, when they become unable to handle the daily operations on their own, we may not be able to hire additional qualified personnel to replace them in a timely manner. If this event should occur, we may not be able to reach profitability, which might result in the loss of some or all of your investment in our common stock.

Risks Relating to Our Common Stock

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop or be sustained after this Offering. After the effective date of the registration statement of which this prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the Over-the-Counter Bulletin Board. We must satisfy certain criteria in order for our application to be accepted. We may never be approved for trading on any exchange.  We do not currently have a market maker willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board or a public market for our common stock may not materialize if it becomes quoted.

If our securities are not eligible for initial or continued quotation on the Over-the-Counter Bulletin Board or if a public trading market does not develop, purchasers of the common stock in this Offering may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a  reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through December 31, 2012, including a Form 10-K for the year ended December 31, 2012, assuming this registration statement is declared effective before that date.  At or prior to December 31, 2012, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.  We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on December 31, 2012.  If we do not file a registration statement on Form 8-A at or prior to December 31, 2012, we will continue as a reporting company and will not be subject to the proxy statement requirements of the 1934 Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Because we will be subject to “penny stock” rules once our shares are quoted on the Over-the-Counter Bulletin Board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges). The penny stock rules require a broker-dealer to deliver to its customers a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market prior to carrying out a transaction in a penny stock not otherwise exempt from the rules,. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules. If a trading market does develop for our common stock, these regulations will likely be applicable, and investors in our common stock may find it difficult to sell their shares.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may also limit your ability to buy and sell our stock, which could depress our share price.

FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares, depressing our share price.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold pursuant to this Offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

If quoted, the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board following this Offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

•

variations in quarterly operating results;

•

our announcements of significant contracts and achievement of milestones;

•

our relationships with other companies or capital commitments;

•

additions or departures of key personnel;

•

sales of common stock or termination of stock transfer restrictions;

•

changes in financial estimates by securities analysts, if any; and

•

fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

Our insiders beneficially own 100% of our issued and outstanding stock, and accordingly, have control over stockholder matters, the Company’s business and management.  Because of the significant ownership position held by our executive officer and director, new investors will not be able to effect a change in our business or management.

As of November 9, 2016, our executive officer and director beneficially owns 30,000,100 shares of our common stock in the aggregate, or 100% of our issued and outstanding common stock. Ms. Donna Rayburn, our President and director, owns 100% of our issued and outstanding common stock. Following this Offering, if:

•

the Maximum Offering offered pursuant to this prospectus is sold, Donna Rayburn will own approximately 95%   of our issued and outstanding common stock.

As a result, our executive officer and director will have significant influence to:

•

control the election and composition of our board of directors;

•

amend or prevent any amendment of our articles of incorporation or bylaws;

•

effect or prevent a merger, sale of assets or other corporate transaction; and

•

affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our executive officer and director, new investors will not be able to effect a change in our business or management, and therefore, shareholders would be subject to decisions made by our officer and director in their capacity as managers or as majority shareholders.

In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We arbitrarily determined the price of the shares of our common stock to be sold pursuant to this prospectus, and such price does not reflect the actual market price for the securities.  Consequently, there is an increased risk that you may not be able to re-sell our common stock at the price you bought it for.

The initial offering price of $0.04 per share of the common stock offered pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition or prospects, on the market prices of securities of comparable publicly traded companies, on financial and operating information of companies engaged in similar activities to ours, or on general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this Offering.  If the market price for our stock drops below the price which you paid, you may not be able to re-sell out common stock at the price you bought it for.

The stock market has experienced extreme price and volume fluctuations and if we face a class action suit due to the volatility of the price of our common stock, regardless of the outcome, such litigation may have an adverse impact on our financial condition and business operations.

The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

Because we do not intend to pay any dividends on our common stock; holders of our common stock must rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

The sale of our common stock pursuant to this prospectus or any future additional issuances of our common stock may result in immediate dilution to existing shareholders.

We are authorized to issue up to 200,000,000 shares of common stock, of which 30,000,100 shares are issued and outstanding as of the date of this prospectus. We are issuing up to 1,500,000 shares of our common stock pursuant to this prospectus.  Our Board of Directors has the authority, without the consent of any of our stockholders, to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges attached to such shares. The sale of our common stock pursuant to this prospectus, and any future additional issuances of our common stock will result in immediate dilution to our existing shareholders’ interests, which may have a dilutive impact on our existing shareholders, and could negatively affect the value of your shares.

All proceeds from the sale of shares offered by the company will be immediately available for use by the company.

This offer is intended to be an all or nothing offering and therefore the proceeds of the offering will not be available for use by the company until all of the minimum amount of shares have been sold. We have not established an escrow to hold any of the proceeds from the sale of the shares offered by the company. All proceeds from the sale of shares offered by the company will be available for immediate use by the company. The proceeds of the sale may not be sufficient to implement the company’s business strategy.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information relating to our business that are based on our beliefs, on assumptions made by us, or upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 6, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Management’s Discussion and Analysis of Financial Condition and Results of Operation section beginning on page  26 and the section entitled “Description of Our Business” beginning on page 17, and as well as those discussed elsewhere in this prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 1,500,000 shares of common stock offered at a public offering price of $0.04 per share will vary depending upon the total number of Shares actually sold. Regardless of the number of shares sold, we expect to incur Offering expenses estimated at approximately $12,500 for legal, accounting, printing, and other costs in connection with this Offering.

The table below sets forth the net proceeds that we will receive from this Offering in the event that we sell the full amount of the offering.  This table does not set forth all possibilities. There is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this Offering, if any, may differ. For further discussion see “Management’s Discussion and Plan of Operation”.

If 100% of Shares Sold

SHARES SOLD	1,500,000
GROSS PROCEEDS	$60,000

OFFERING EXPENSES
Legal & Accounting	10,000
Edgar Agent Fees	1,500
Transfer Agent Fees	1,000

TOTAL OFFERING EXPENSES	12,500

NET PROCEEDS	47,500

EXPENDITURES*
Public Reporting Expenses	$9,000
Software Developer	6,000
Graphic Designer	1,250
Corporate identity design	1,250
Marketing collateral	700
Online magazine website Hosting	600
Marketing & Advertising	10,000
Facebook, Twitter and Translation	3,000
Office Equipment	700
$32,500

General Operating Funds	15,000

Cash in hand as of June 30, 2016	3,257

* Expenditures for the 12 months following the completion of this Offering. The expenditures are categorized by significant area of activity.

Our offering expenses of approximately $12,500 are comprised primarily of legal and accounting expenses, Securities and Exchange Commission (“SEC”) and EDGAR filing fees, printing and transfer agent fees, and any necessary state registration fees. Our officer and director will not receive any compensation for their efforts in selling our shares.

If we are not able to sell all of the shares our common stock registered in this Offering, we will not implement our business plan at all, except maintaining our reporting with the SEC and remain in good standing with the state of Florida. We will also need more funds if the costs of developing our online magazine website are greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares.  We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing, the successful development of our online magazine website, a successful marketing and promotion program, attracting and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.  There are no assurances that we will be able to obtain further funds required for our continued operations. As widely reported, the global and domestic financial markets have been extremely volatile in recent months.  If such conditions and constraints continue, we may not be able to acquire additional funds either through credit markets or through equity markets. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

We may change the use of proceeds because of changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds.

CAPITALIZATION

The following table sets forth, as of December 31, 2015 and June 30, 2016 the capitalization of the Company on an actual basis, and the capitalization of the Company as adjusted to give effect to the sale of the Maximum Offering of common stock being offered hereby at the initial public offering price of $0.04 per share and the application of the estimated net proceeds as described in “Use of Proceeds.” This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.

	As of December 31, 2015	As of June 30, 2016

Total Liabilities	658,114	713,902
Issued and Outstanding as Adjusted	300,001	300,001
Additional Paid-in Capital (Deficiency)	(209,901)	(209,901)
Accumulated Deficit	(743,692)	(800,745)
Shareholder’s Deficit	(653,592)	(710,645)
Total Capitalization	(653,592)	(710,645)
Shares Issued and Outstanding	30,000,100	30,000,100

DILUTION

Purchasers of our securities in this Offering will experience immediate and substantial dilution in the net tangible book value of their common stock to the extent of the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our common stock after this Offering.

The historical net tangible book value as of June 30 30, 2016 was $(710,645) or approximately ($0.0237) per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of June 30, 2016.

Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this Offering and the pro forma net tangible book value per share of our common stock immediately following this Offering.

The following table sets forth as of June 30, 2016 the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75%, or 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.04 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%

Offering price per share	0.04	0.04	0.04	0.04
Post offering net tangible book value	$(695,645)	$(680,645)	$(665,645)	$(650,645)
Post offering net tangible book value per share	$(0.023)	(0.023)	(0.022)	(0.022)
Pre-offering net tangible book value per share	$(0.024)	$(0.024)	$(0.024)	$(0.024)
Increase in net tangible book value per share after offering	$0.003	$0.002	$0.001	$0.001
Dilution per share to purchasers	$0.017	$0.018	$0.019	$0.019
% dilution	57%	55%	53%	53%

DETERMINATION OF THE OFFERING PRICE

There is no established public market for our shares of common stock. The offering price of $0.04 per share was determined by us arbitrarily. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our Company at this initial stage of our development. This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

See “Plan of Distribution” for additional information.

DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain any earnings to develop and market our services. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

MARKET FOR OUR COMMON STOCK

Market Information

There is no established public market for our common stock.

After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker who is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 30,000,100 shares of our common stock since our inception on December 15, 2006 and as of June 30, 2016, convertible debt, including accrued interest, totaling $713,133 convertible into common stock at the lesser of (i) $.003 per share, or (ii) at a 75% discount to the previous day’s closing bid price immediately prior to the delivery of the conversion notice. There are no outstanding options or warrants.

Holders

There was 1 holder of record of our common stock as of June 30, 2016.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

DESCRIPTION OF OUR BUSINESS

OVERVIEW

The Company, Its Publication and Its Background

Markham Woods Press Publishing Co., Inc.,  (the “Company”,  a Florida corporation, exists solely to be the publisher of the online business magazine, “Opportunist Magazine”, http://opportunistmagazine.com,  published in the United States for an intended global audience.

The magazine was originally founded by us over ten years ago as a hardcopy, print edition distributed nationally through the mail to a broad range of investor-subscribers. We stopped publishing the print magazine in 2007. Over the years, we have fine-tuned our editorial policy and evolved our publication into an electronic edition which is published every day. Periodically we publish special print editions that are available on a limited basis to our subscribers or the general public through magazine distribution organizations in major U.S. markets.

The editorial mission of the Opportunist Magazine is to be a platform for small cap companies to tell their story to potential investors.  Each issue includes informative and educational articles on many subjects of interest to the financial community and includes numerous resources for the investing public.

There are more than 20,000 publicly traded companies in the United States.  The top 200 companies receive 90% of the coverage that investors use to make investment decisions. Additionally, these giant companies can afford to have enormous investor relations budgets with full time staff and consultants dedicated to getting their stories out. Small cap companies which by definition have far fewer resources, have to take a different approach. The Opportunist Magazine provides these small companies with a fresh, focused and new way to get their “story” in front of investors and the broader investment community.

As an online magazine our business model is to generate revenues from advertising sales and from the placement of advertiser-paid-for (and so identified) “advertorials” and “executive feature profiles” that are a combination of editorial and brand building coverage on the advertiser. Moreover, we generate expanded online distribution through links with other investor-oriented online magazine websites, such as “Money TV” and SmallCapVoice.com and participation in affiliate programs. Although we seek additional links to expand our distribution, our internal policy is to be highly selective and conservative on whom such “marketing partners” are since we don’t want our audience exposed to types of solicitation that they would find unwelcome.

We offer our reader numerous bonus free features such as individual stock quotes (time delayed), and the ability to receive our free newsletter via “opt-in”. We also feature rotating banner and other forms of display advertising (including ad feeds such as Google AdSense) that have direct links to provide our readers with related products and services.

Each of our editions begins with a cover story “feature article” of broad reader appeal, and continues with “News or Views” and featured company profiles. The magazine also provides “expert” articles of an informative nature, many times written by experts in their field, such as securities attorneys, financial advisors and public accountants.

We currently do not have subscribers to our magazine, as it is provided online for free. We also currently do not sell advertising in our online magazine or provide a newsletter. However, within approximately six months after this filing becomes effective, we plan on shifting towards a business model in which we charge a subscription fee. At that time, we will begin selling advertising in our magazine and providing newsletters to subscribers. The Company’s budget to accomplish the foregoing is $38,000. At this time we have not yet determined the amount we intend to charge for subscriptions or the types of subscriptions we intend to offer.

EDITORIAL POLICY AND APPROACH

Feature Articles

Our feature articles of 500 to 1000 words are researched and written by outside professionals in their respective fields, and frequently have interview subjects who are well-known business leaders, business media commentators, or business celebrities.

In addition, we encourage our readers to write and submit articles and commentary on matters that would be of interest to our readers. Such submissions are carefully reviewed by our editorial staff, and if accepted, go to publication. The two editors of our magazine are currently Donna Rayburn and Leslie Stone.

News and Views

“News or Views” on current happenings are written by our editors and supplemented by articles written by other professionals. Also, all our readers are encouraged to submit articles of 50 to 300 words for this section. All reader provided articles are carefully vetted by our editorial staff before publication.

Featured Companies

Each of our online issues currently has up to 15 featured company or company executive profiles in it, each of which includes photography or graphic illustration as approved by the company. Each company pays us a fee for their feature to appear for at least 30 days. Therefore, these features should be regarded as a form of advertising, or “advertorial.” All fees paid will be disclosed in each issue’s “Disclaimer” section. All feature stories on companies are compiled using readily public information from stock exchanges, press releases, public filings, and elsewhere and reviewed and verified by each company’s management before publication.  Readers, at no additional charge, have the option of being notified instantly via email, iPhone or iPad of new press releases or other just released information on companies that they are following.

Opportunist only accepts cash for such features. As a matter of corporate policy, the publication and its staff are prohibited from buying or selling securities in any company featured in the publication.

INDUSTRIES AND VERTICAL MARKETS SERVED

The Opportunist Magazine focuses on specific vertical sectors of industries that our research indicates are of interest to our readers. Currently, we have divided the sections in the magazine under the headings of:

-

Biotechnology

-

Energy

-

Financial and Financial Services

-

General Business

-

Media and Entertainment

-

Medical

-

Mining & Mineral, Oil and Gas Exploration and Development

-

Real estate, and

-

Technology

Such section headings may change from time to time at our discretion.

Within these sections, our strategic intent is to showcase specific micro and small cap companies that our editors believe are currently newsworthy or which have requested coverage from us and that we believe deserve such coverage. Since we are an online publication, or audience may be considered global, with a concentration in the U.S. and Canada.  Because of this vast online presence, going forward we will strategically link our online magazine website to other online magazine websites/publications serving the same or similar industry sectors on which our coverage is focused. Our goal is to achieve “top of mind” awareness for our showcased micro and small cap companies in each of their respective industries.

TARGET AUDIENCES

We target the content of our magazine to appeal to the following adult audiences in the

United States, Canada, and to a lesser extent worldwide, with an average annual   household income exceeding $150,000:

-

Corporate Leaders and Managers

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Entrepreneurs and Small Business Owners

-

Professionals and Consultants

-

Industry Opinion Leaders and Thought Leaders

-

Finance and Investment Decision Makers, Accredited Investors

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Brokers, Traders and Investment Bankers and Investment Companies

Our long term goal is to have Opportunist Magazine visited on a regular basis several times per month by each of over one million (1,000,000) of our target audience.

MARKETING STRATEGY AND ADVERTISING SALES DEVELOPMENT

Our marketing goal is to develop Opportunist Magazine as a leading online provider of fast breaking business news and market information for investors and others in our target audiences, and to be the source for connecting investors, micro and small cap companies, and   business professionals online with one another and our editorial experts.

In order to achieve our marketing goal we will provide our audience with access to multiple communications channels such as newsletters, podcasts, blogs, videos, and more, that   provide immediate value to their everyday business decisions.

To deliver these channels we have invested in the development of a state-of-the-art online magazine website that can be accessed by either computer or smartphone.  Moreover, to promote our online magazine website and its services/channels, we are using the latest advances in Search-Engine-Optimization (“SEO”) technology and affiliate distribution.

Going forward, we will use a range of methodologies in gain visitations to our online magazine website, including email solicitations, podcast radio, and news releases on subjects pertinent to the interests of our target audiences. In addition, we will sell email advertising to be   contained within our email messages and links.

The traffic gain in visitors to our online magazine website will provide us with the opportunity to solicit more and more new “paid” advertisers and increase the frequency of paid advertising by our existing advertisers. As is customary in the publishing community, we will offer new advertisers various price and placement frequency incentives to demonstrate sustained value to them from their advertising.

We are confident that by focusing on content germane to our target audiences and “getting the word out” about who we are and what we are doing, that our readership will increase many fold and the advertising revenues will follow.

EMPLOYEES

We have commenced only limited operations, and therefore currently have no employees other than our officer/director, who spends approximately 15 to 20 hours a week on our business as is required.  Donna Rayburn is engaged with other businesses which will occupy the remainder of her working time every week.  Although Ms. Rayburn is not under obligation to provide a minimum quantity of hourly services, she do not anticipate providing less than 6 hours per week of service in order to perform basic corporate maintenance and book keeping. Further details on these businesses can be found in the “Management” section below.  We will consider retaining full-time management and administrative support personnel as our business and operations increase.  We do not foresee engaging full-time management or administrative support personnel during the next 12 months.

DESCRIPTION OF PROPERTY

We do not own interests in any real property.   We currently maintain offices at 1756 Saddleback Ridge Rd., Apopka, FL, 32703. This location currently serves as our primary office for planning and implementing our business plan. This space is currently sufficient for our purposes, and we expect it to be sufficient for the foreseeable future.  Our officers/directors do not work from this location.

MANAGEMENT

The name, age and position of each of our directors and executive officers are as follows:

 Name

Age

Position(s) with Company

Donna Rayburn

52

President, Secretary, Director, Publisher

Management Team – Business Experience

Donna Rayburn, age 52, President, Secretary and Director, Publisher. Donna Rayburn has broad experience in business and financial management and in overseeing the development and operations of start-up companies.  Since December 2006, she has been the President, Secretary, Director, and Publisher of Markham Woods Press Publishing Co., Inc., a Florida corporation, which exists solely to be the publisher of the online business magazine, “Opportunist Magazine”, http://opportunistmagazine.com, published in the United States for an intended global audience.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no less than 1, but not more than 9 directors. Each director serves until his successor is elected and qualified.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 4200(a) (15) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that none of our directors currently meet the definition of “independent” as within the meaning of such rules as a result of their current positions as our executive officers.

Significant Employees

We have no significant employees other than the executive officers/directors described above.

Family Relationships

There are no familial relationships between our officer and director.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

O n July 7, 2015, the Company issued 30,000,000 shares of common stock to our sole officer and director for services rendered. There are no arrangements or employment agreements with our executive officer or directors pursuant to which they will be compensated now in the future for any services provided as an executive officer, and we do not anticipate entering into any such arrangements or agreements with them in the foreseeable future.

Outstanding Equity Awards at 2014 Fiscal Year-End

We do not currently have a stock option plan or any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants of stock options or other equity incentive awards have been made to any executive officer or any director since our inception; accordingly, none were outstanding at December 31, 2015.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are currently no employments or other contracts or arrangements with our executive officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 31, 2013, the Company entered into a demand convertible promissory note with DLJ Family Limited Partnership, a related party, for a principal balance of $68,680, which bears interest at 12% per annum and is due on demand. The note may be converted into common stock at the lesser of (i) $.003 per share, or (ii) at a 75% discount to the previous day’s closing bid price immediately prior to the delivery of the conversion notice (the conversion price). On January 1, 2014, the promissory note was amended to include accrued interest in the principal balance of the note. Pursuant to the amendment, the Company will reclassify all accrued interest into principal at the end of each period. During the six months ended June 30, 2016, the Company made payments of $639 (2015 – $639), accrued $5,118 (2015 - $4,581) of interest and reclassified $5,118 (2015 - $4,581) of interest into principal. As at June 30, 2016, the Company owes $89,557 (December 31, 2015 - $85,078) in principal. As at June 30, 2016, if the $89,557 balance of the note were converted at the current conversion price, the Company would be required to issue 29,852,333 potentially dilutive shares.

On December 31, 2013, the Company entered into a demand convertible promissory note with Roy Meadows, a related party, for a principal balance of $140,371, which bears interest at 12% per annum and is due on demand. The note may be converted into common stock at the lesser of (i) $0.003 per share, or (ii) at a 75% discount to the previous day’s closing bid price immediately prior to the delivery of the conversion notice (the conversion price). On January 1, 2014, the promissory note was amended to include accrued interest in the principal balance of the note. Pursuant to the amendment, the Company will reclassify all accrued interest into principal at the end of each period. During the six months ended June 30, 2016, the Company received additional loans under the promissory note of $15,000 (2015 - $50,000), accrued $20,483 (2015 - $14,806) of interest and reclassified $20,483 (2015 - $14,806) of interest into principal. As at June 30, 2016, the Company owes $360,596 (December 31, 2015 - $325,113) in principal. As at June 30, 2016, if the $360,596 balance of the note were converted at the current conversion price, the Company would be required to issue 120,198,667 potentially dilutive shares.

On December 31, 2013, the Company entered into a demand convertible promissory note with TriNexus, Inc, a related party, for a principal balance of $140,371, which bears interest at 12% per annum and is due on demand. The note may be converted into common stock at the lesser of (i) $0.003 per share, or (ii) at a 75% discount to the previous day’s closing bid price immediately prior to the delivery of the conversion notice (the conversion price). On January 1, 2014, the promissory note was amended to include accrued interest in the principal balance of the note. Pursuant to the amendment, the Company will reclassify all accrued interest into principal at the end of each period. During the six months ended June 30, 2016, the Company accrued $15,057 (2015 - $13,303) of interest and reclassified $15,057 (2015 - $13,303) of interest into principal. As at June 30, 2016, the Company owes $262,980 (December 31, 2015 - $247,923) in principal. As at June 30, 2016, if the $262,980 balance of the note were converted at the current conversion price, the Company would be required to issue 87,660,000 potentially dilutive shares.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Ms. Rayburn is our only promoter as defined in Rule 405 of Regulation C due to their participation in and management of the business since our incorporation.

PRINCIPAL SHAREHOLDER

The following table sets forth information regarding the beneficial ownership of our common stock as of November 9, 2016 for:

•

each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•

each of our executive officers;

•

each of our directors; and

•

all of our executive officer and director as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws, and the address for each person listed in the table is c/o Markham Woods Press Publishing Co., Inc., 1756 Saddleback Ridge Rd., Apopka, FL, 32703.

The percentage ownership information shown in the table below is calculated based on 30,000,100 shares of our common stock issued and outstanding as of November 9, 2016. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock except for convertible debt, including accrued interest, totaling $713,133 convertible into common stock at the lesser of (i) $.003 per share, or (ii) at a 75% discount to the previous day’s closing bid price immediately prior to the delivery of the conversion notice.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)

Common Stock	Ms. Donna Rayburn, President, Secretary, Treasurer and Director	30,000,100	100.00%

All officer and director as a group (1 person)		30,000,100	100.00%

One of our noteholders, Roy Meadows, if he converted into common stock at the current conversion price, would own 120,198,333, shares of common stock resulting in a change in control of the registrant.

 None of our stockholders are entitled to registration rights.

PLAN OF DISTRIBUTION, TERMS OF THE OFFERING

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares of common stock. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange or quotation medium. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board.  We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker who is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

The Over-the-Counter Bulletin Board is maintained by the Financial Industry Regulatory Authority, Inc. The securities traded on the Over-the-Counter Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the Over-the-Counter Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on brokers-dealers who make a market in a "penny stock." A penny stock generally includes equity securities (other than securities registered on some national securities exchanges) that have a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be Managed by Our Officer and director

We are offering up to a maximum of 1,500,000 (the “Maximum Offering”) shares of common stock in an all or nothing offering. The offering price is $0.04 per share. The Offering will be for a period of 180 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the Offering at any time, even before we have sold the Maximum Offering. There are no specific events which might trigger our decision to terminate the Offering.

Sale of Shares in this Offering

If we are unable to raise sufficient funds to effectuate our business plan, we will attempt to raise additional funds from a second public offering, a private placement, or loans. At the present time, we have not made any plans to raise additional funds and there is no assurance that we would be able to raise additional funds in the future. If we need additional funds and are not successful, we will have to suspend or cease operations.

Our officer and director will manage the sale of the Shares in this Offering. The officer and director will receive no commission from the sale of the shares nor will they register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

Each of our officer and director satisfies the requirements of Rule 3(a) 4-1 in that:

1.	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;
2.	they are not being compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
3.	they are not, at the time of their participation, an associated person of a broker- dealer; and
4.

they meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that he (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B)  he is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) he does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As our officer and director will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officer and director from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our each of them from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this Offering.

Offering Period and Expiration Date

This Offering will commence on the effective date of the registration statement of which this prospectus is a part, as determined by the Securities and Exchange Commission, and will continue for a period of 180 days. We may extend the Offering for an additional 90 days, at our sole discretion, unless the offering is completed or otherwise terminated by us at an earlier date.

Procedures for Subscribing

If you decide to subscribe for any shares in Offering, you must deliver a check or certified funds for acceptance or rejection. There are no minimum share purchase requirements for individual investors. All checks for subscriptions must be made payable to "Markham Woods Press Publishing Co., Inc."

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share.

The holders of our common stock:

•	Have equal rateable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

•	Are entitled to share rateably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The shares of common stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or pari passu , each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, every stockholder who is present in person or by proxy and entitled to vote has one vote, and on a poll every stockholder has one vote for each share of common stock of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of our management, at the date hereof, our officer and director are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See “Security Ownership of Certain Beneficial Owners and Management.”

We refer you to our Articles of Incorporation and Bylaws, copies of which were filed with the registration statement of which this prospectus is a part, and to the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

As of November 9, 2016, there were 30,000,100 shares of our common stock issued and outstanding.

Options, Warrants and Rights

There are no outstanding options or warrants. As at November 9, 2016, the Company has convertible debt, including accrued interest, totaling $713,133 convertible into common stock at the lesser of (i) $.003 per share, or (ii) at a 75% discount to the previous day’s closing bid price immediately prior to the delivery of the conversion notice.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

The transfer agent and registrar for our common stock has not been determined yet. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock. The Company will engage a transfer agent registered with the SEC.

SHARES ELIGIBLE FOR FUTURE SALE

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this Offering, based on our outstanding shares as of November 9, 2016, we will have outstanding an aggregate of 31,500,100 shares of common stock outstanding, assuming that the Maximum Offering is subscribed to. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, all shares covered hereby and sold under the Offering will be freely transferable without restriction or further registration under the Securities Act.

The remaining 30,000,100 restricted shares of common stock to be outstanding are owned by our executive officer and director, known as our “affiliates.”  As such, the remaining shares of common stock may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 under the Securities Act, if available, or otherwise.

Rule 144

The Company is a shell company. In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of shares of our common stock then outstanding (or 16,001 in the event that the Maximum Offering is subscribed under this Offering) immediately after this Offering (or, if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the sale), subject to the continued availability of current public information about us and compliance with certain manner of sale provisions.

Rule 144 is not available for resales of restricted securities of shell companies or former shell companies until one year elapses from the time that such company is no longer considered a shell company.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.  Our address for service of process in Florida is Richard Spice Wheeler, Esq., 2265 Lee Road, Suite 117, Winter Park, FL 32789.

LEGAL REPRESENTATION

Harold P. Gewerter, Esq. of Gewerter & Dowling, will pass upon the validity of the common stock offered hereby.

EXPERTS

The December 31, 2015 and 2014 financial statements included in this prospectus, and in the registration statement of which this prospectus is a part, have been audited by MaloneBailey, LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1, of which this prospectus is a part, covering the securities being offered by the Registrant. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our Company and our common stock, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10am and 3pm, and on the SEC Internet site at http:\\www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 6, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Overview

Markham Woods Press Publishing Co., Inc.,  (the “Company”,  a Florida corporation, was incorporated on December 15, 2006, exists solely to be the publisher of the online business magazine, “Opportunist Magazine”, http://opportunistmagazine.com,  published in the United States for an intended global audience.

The magazine was originally founded by us over ten years ago as a hardcopy, print edition distributed nationally through the mail to a broad range of investor-subscribers. Over the years, we have fine-tuned our editorial policy and evolved our publication into an electronic edition which is published every day. Periodically we publish special print editions that are available on a limited basis to our subscribers or the general public through magazine distribution organizations in major U.S. markets.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt as to whether we can continue as an ongoing business for the next twelve months. We do not anticipate that we will generate revenues at least until we have completed and launched our online magazine website.

Plan of Operations

Our first full year of operations is 2015 which we anticipate to be slightly better than a “break even” year due to significant first year investments in marketing, organization and infrastructure. Once fully launched in 2016, we project the rapid achievement of profitability in 2017, and a sustained, steady improvement in revenues and profits in 2018 and beyond.

We believe that our revenue growth and profitability can be maintained long term beyond 2017 since the technical characteristics of our online delivery of the magazine should be, and remain, highly cost effective, and the incremental year-over-year growth in readership, as we expand our audience base, will present the opportunity for increases in advertising revenues which outpace incremental, associated increases in expenses.

If we are not able to sell all of the shares of our common stock registered in this Offering, we will not implement our business plan at all, except maintaining our reporting with the SEC and remain in good standing with the state of Florida. We will also need more funds if the costs of developing our online magazine website are greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing, the successful development of our online magazine website, a successful marketing and promotion program, attracting and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There are no assurances that we will be able to obtain further funds required for our continued operations. As widely reported, the global and domestic financial markets have been extremely volatile in recent months.  If such conditions and constraints continue, we may not be able to acquire additional funds either through credit markets or through equity markets. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

If we are successful in selling 1,500,000 shares of common stock we plan to execute our business plan and pursue our business objectives and goals. We will spend $10,000 on marketing and advertising during the 12 months preceding the completion of this offering and will have minimal working capital available.

Our management does not anticipate the need to hire employees currently.  However, it requires retaining the services of outside consultants to complete the development of our online magazine website.

The realization of sales revenues in the next 12 months is important in the execution of our plan of operations. However, we cannot guarantee that we will generate such revenue. If we do not produce sufficient cash flow over the next 12 months, we may need to raise additional capital by issuing additional shares of common stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for operations to continue.”

Results of Operations

For the year ended December 2014 we incurred a net loss of $126,648 compared to a net loss of $222,586 for the year ended December 31, 2015. Our operating expenses for the year ended December 31, 2014 were $74,063 compared to $152,306 for the year ended December 31, 2015. For the six month period ended June 30, 2016 we incurred a net loss of $57,053 compared to a net loss of $61,037 for the six month period ended June 30, 2015. Our operating expenses for the six month period ended June 30, 2016 were $16,395 compared to $28,387 for the six month period ended June 30, 2015. For the three month period ended June 30, 2016 we incurred a net loss of $29,925 compared to a net loss of $31,085 for the three month period ended June 30, 2015. Our operating expenses for the three month period ended June 30, 2016 were $9,210 compared to $14,201 for the three month period ended June 30, 2015.

We expect that our expenses will increase in the coming months as a result of an increase in operations as well as legal and accounting expenses associated with becoming a reporting company.  We have budgeted that these expenses will be approximately $9,000 for the next 12 months.  We will need to raise additional funds to be able to meet these expected capital requirements, but there can be no assurance that we will be able to secure the required financing.  If we are not able to raise the required financing, we will not be able to develop our business plan.

Purchase or Sale of Equipment

We have not purchased or sold, and we do not expect over the next twelve months to purchase or sell, any plants or significant equipment.

Revenues

We had no revenues for the years ended December 31, 2014 or 2015 nor for the period ended June 30, 2016. We believe that we will be able to commence the marketing of our online magazine website immediately following the public launch of our completed online magazine website, which we anticipate will be ready for public launch within 6 months following successful completion of this Offering, provided that we have correctly estimated the funds required to execute our business plan. We expect to begin generating revenues within the six months following the public launch of our online magazine website.

Liquidity and Capital Resources

At December 31, 2015, we had total current assets of $4,933, total current liabilities of $658,525. This compares to December 31, 2014 when our total current assets of $7,607(consisting entirely of cash), total current liabilities of $528,613. At June 30, 2016, we had total current assets of $3,257, total current liabilities of $713,902.

In the opinion of our management, additional funding is required to meet our development goals for the next twelve months. The estimated funding we require during the next twelve months period (beginning upon completion of this Offering) is between $27,500 and $47,500, which is the amount we expect to raise from the sale of our shares in this Offering.  These estimated expenditures are described in detail above under the heading “Expenditures.”  The length of time during which we will be able to satisfy our cash requirements depends on how quickly our company can generate revenue and how much revenue can be generated.  We estimate that our current cash balances will be extinguished by December 31, 2016 provided we do not have any unanticipated expenses. Our estimate of needed capital is computed without taking into account any revenues from future operations, which are not assured.  Although there can be no assurance at present, we anticipate to be in a position to generate revenues beginning approximately 4 to 6 months following the launch of our online magazine website or approximately within 10 to 12 months from the successful completion of this Offering.

We have not yet generated any revenue from our operations. We will require additional funds to implement our plans. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of the development of our online magazine website costs greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing, the successful development of our online magazine website, a successful marketing and promotion program, attracting and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.  If we are not able to raise any funds in this Offering, we will not have sufficient capital to carry out our business plan as planned and will likely lack the funds to operate our business at all.  We will require additional funds to maintain our reporting status with the SEC and remain in good standing with the state of Florida.

There are no assurances that we will be able to obtain further funds required for our continued operations. As widely reported, the global and domestic financial markets have been extremely volatile in recent months.  If such conditions and constraints continue, we may not be able to acquire additional funds either through credit markets or through equity markets. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

Going Concern

We have an accumulated deficit of $800,745 at June 30, 2016 and have completed only the preliminary stages of our business plan.  We anticipate incurring additional losses before realizing any revenues and will depend on additional financing in order to meet our continuing obligations and ultimately, to attain profitability.  Our ability to obtain additional financing, whether through the issuance of additional equity or through the assumption of debt, is uncertain.  Accordingly, our financial statements for year ended December 31, 2015 and 2014 include an explanatory paragraph regarding concerns about our ability to continue as a going concern, including additional information contained in the notes to our financial statements describing the circumstances leading to this disclosure.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business.

Recently Issued Accounting Pronouncements

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

MARKHAM WOODS PRESS PUBLISHING CO, INC.

Financial Statements

December 31, 2015

Index

Report of Independent Registered Public Accounting Firm

F-2

Balance Sheets

F-3

Statements of Operations

F-4

Statements of Changes in Stockholders’ Deficit

F-5

Statements of Cash Flows

F-6

Notes to the Financial Statements

F-7

To the Board of Directors

Markham Woods Press Publishing Co, Inc.

Apopka Florida

We have audited the accompanying balance sheets of Markham Woods Press Publishing Co, Inc. (the “Company”) as of December 31, 2015 and 2014 and the related statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2015 and 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years ended December 31, 2015 and 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a working capital deficit and has incurred recurring losses which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

October 12, 2016

F-2

MARKHAM WOODS PRESS PUBLISHING CO, INC.

Balance Sheets

	December 31, 2015	December 31, 2014

ASSETS

Current Assets

Cash	$4,933	$7,607

Total Assets	$4,933	$7,607

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accrued liabilities	$411	$140
Convertible notes payable – related parties	658,114	528,473

Total Current Liabilities	658,525	528,613

Stockholders’ Deficit

Preferred Stock Authorized: 1,000,000 shares, par value $0.01 Issued: no shares issued	–	–
Common Stock Authorized: 200,000,000 shares, par value $0.01 Issued and Outstanding: 30,000,100 shares (2014 – 100 shares)	300,001	1
Additional paid-in capital	(209,901)	99
Accumulated deficit	(743,692)	(521,106)

Total Stockholders’ Deficit	(653,592)	(521,006)

Total Liabilities and Stockholders’ Deficit	$4,933	$7,607

(The accompanying notes are an integral part of these financial statements)

MARKHAM WOODS PRESS PUBLISHING CO, INC.

Statements of Operations

	For the	For the
	Year Ended	Year Ended
	December 31,	December 31,
	2015	2014

Operating expenses
General and administrative	$152,306	$74,063

Total operating expenses	152,306	74,063

Loss from operations	(152,306)	(74,063)

Other expenses
Interest expense	(70,280)	(52,585)

Total other expenses	(70,280)	(52,585)

Net loss	$(222,586)	$(126,648)

Net loss per common share, basic and diluted	$(0.02)	$(1,266.48)

Weighted average common shares outstanding, basic and diluted	14,548,045	100

(The accompanying notes are an integral part of these financial statements)

MARKHAM WOODS PRESS PUBLISHING CO, INC.

Statements of Changes in Stockholders’ Deficit

For the Years Ended December 31, 2015 and 2014

			Additional
			Paid-in		Total
	Common Stock		Capital	Accumulated	Stockholders’
	Number	Amount	(Deficiency)	Deficit	Deficit

Balance – December 31, 2013	100	$ 1	$ 99	$ (394,458)	$ (394,358)

Net loss	–	–	–	(126,648)	(126,648)

Balance – December 31, 2014	100	1	99	(521,106)	(521,006)

Shares issued for management services	30,000,000	300,000	(210,000)	–	90,000

Net loss	–	–	–	(222,586)	(222,586)

Balance – December 31, 2015	30,000,100	$ 300,001	$ (209,901)	$ (743,692)	$ (653,592)

(The accompanying notes are an integral part of these financial statements)

MARKHAM WOODS PRESS PUBLISHING CO, INC.

Statements of Cash Flows

	For the	For the
	Year Ended	Year Ended
	December 31,	December 31,
	2015	2014

Cash Flows from Operating Activities

Net loss	$(222,586)	$(126,648)

Shares issued for services	90,000	-

Changes in operating assets and liabilities:
Accrued liabilities	271	(37)
Accrued interest payable	70,280	52,585

Net Cash Used In Operating Activities	(62,035)	(74,100)

Cash Flows from Financing Activities

Proceeds from convertible notes payable – related parties	60,000	70,800
Repayment of convertible notes payable – related parties	(639)	(639)

Net Cash Provided by Financing Activities	59,361	70,161

Change in Cash	(2,674)	(3,939)

Cash - Beginning of Year	7,607	11,546

Cash - End of Year	$4,933	$7,607

Supplemental disclosures of cash flow information:
Interest paid	$-	$-
Income taxes paid	-	-

Non-cash financing and investing activities:
Reclassification of accrued interest to note payable	$70,280	$52,585

(The accompanying notes are an integral part of these financial statements)

MARKHAM WOODS PRESS PUBLISHING CO, INC.

Notes to the Financial Statements

December 31, 2015 and 2014

1.

Nature of Operations

Markham Woods Press Publishing Co., Inc. (the Company), incorporated and headquartered in the State of Florida as of December 6, 2006, operates as an internet based business publication under the magazine name "The Opportunist". The Company formerly published its magazine in hard copy earning revenues from advertising and distributing the magazine at no charge from inception through the year 2011. The Company reorganized during the years 2012 and 2013 to form its current presence as an internet based publication intending to enter into revenue contracts and distribute the magazine at no charge under the name "The Opportunist".

2.

Going Concern

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP") on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities and commitments in the normal course of business for the foreseeable future. The Company has experienced negative cash flows from operations, has a history of net losses from operations, and has an accumulated deficit of $743,692 at December 31, 2015. The Company has not generated any revenues for the fiscal years ended December 31, 2015 or 2014. These factors raise substantial doubt about the Company’s ability to continue as a going concern and to operate in the normal course of business. The Company has funded activities to date almost exclusively from debt financings. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management’s plans in order to meet its operating cash flow requirements include financing activities such as private placements of its common stock, issuances of debt and convertible debt instruments. While the Company believes that it will be successful in obtaining the necessary financing to fund its operations, meet regulatory requirements and achieve commercial goals, there are no assurances that such additional funding will be achieved and that it will succeed in its future operations.

3.

Summary of Significant Accounting Policies

a)

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States (“US”), and are expressed in US dollars. The Company’s fiscal year-end is December 31.

b)

Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to stock-based compensation and deferred income taxes. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

d)

Basic and Diluted Net Loss Per Share

Basic earnings (loss) per share is calculated by dividing net profit attributable to common stockholders by the weighted average number of outstanding common shares during the year. The calculation of basic earnings (loss) per share excludes any dilutive effects of options, warrants and other stock-based compensation, which are included in diluted earnings per share. When a company is in a loss situation, all outstanding dilutive shares are excluded from the calculation of diluted earnings because their inclusion would be antidilutive; and the basic and fully diluted common shares outstanding are stated to be the same.

e)

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Refer to Note 4 for related party transactions.

f)

Income Taxes

The Company will account for income tax benefits and liabilities under the FASB Accounting Standards Codification, a method using the asset-liability method of accounting. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

g)

Stock-Based Compensation

ASC 718 Compensation – Stock Compensation prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Share-based payments to employees are recognized as compensation expense in the financial statements based on their fair values. The fair value determined represents the cost for the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award.

h)

Fair Value of Financial Instruments

Our financial instruments consist principally of cash, accrued expenses and notes payable to related parties. ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments establish a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value, and enhances disclosure requirements for fair value measurements.

Fair Value Hierarchy

The Company has categorized its financial instruments, based on the priority of inputs to the valuation technique, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

Financial assets and liabilities recorded on the balance sheet are categorized based on the inputs to the valuation techniques as follows:

Level 1   Financial assets and liabilities for which values are based on unadjusted quoted prices for identical assets or liabilities in an active market that management has the ability to access.

Level 2   Financial assets and liabilities for which values are based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the asset or liability (commodity derivatives and interest rate swaps).

Level 3   Financial assets and liabilities for which values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement.  These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability.

When the inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement in its entirety. The carrying amounts of cash, accrued expenses, and notes payable to related parties approximate fair value because of the short-term nature of these items. Per ASC Topic 820 framework these are considered Level 3 inputs where estimates are unobservable by market participants outside of the Company and must be estimated using assumptions developed by the Company.

i)

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

4.

Convertible Notes Payable – Related parties

On December 31, 2013, the Company entered into three demand convertible promissory notes with related parties for an aggregate principal balance of $405,727, which each bear interest at 12% per annum and are due on demand. The notes may be converted into common stock at the lesser of (i) $.003 per share, or (ii) at a 75% discount to the previous day’s closing bid price immediately prior to the delivery of the conversion notice (the conversion price). On January 1, 2014, all three promissory notes were amended to include accrued interest in the principal balance of the note. Pursuant to the amendment to the promissory notes, the Company will reclassify all accrued interest into principal at the end of each period. During the year ended December 31, 2015, the Company received additional loans under the promissory notes of $60,000 (2014 - $70,800), made payments of $639 (2014 – $639), accrued $70,280 (2014 - $52,585) of interest and reclassified $70,280 (2014 - $52,585) of interest into principal. As at December 31, 2015, the Company owes $658,114 (2014 - $528,473) in principal.

The Company has evaluated whether separate financial instruments with the same terms as the conversion features above would meet the characteristics of a derivative instrument as described in paragraphs ASC 815-15-25. The terms of the contracts do not permit net settlement, as the shares delivered upon conversion are not readily convertible to cash. The Company is not currently trading and there is no market for the stock upon conversion. As the conversion features would not meet the characteristics of a derivative instrument as described in paragraphs ASC 815-15-25, the conversion features are not required to be separated from the host instrument and accounted for separately. As a result, at December 31, 2015 and 2014 the conversion features would not meet derivative classification.

5.

Stockholders’ Equity

Preferred stock includes 1,000,000 preferred shares authorized at a par value of $0.01, of which none are issued or outstanding.

Common stock includes 200,000,000 common shares authorized at a par value of $0.01, of which 30,000,100 are issued and outstanding.

On July 7, 2015, the Company issued 30,000,000 shares of common stock to the sole officer and director for services rendered at a fair value of $90,000.

There were no share transactions during the year ended December 31, 2014.

6.

Income Taxes

The Company accounts for income tax benefits and liabilities under the asset-liability method of accounting. The reconciliation of the provision for income taxes at the statutory rates compared to the Company’s income tax expense as reported is as follows:

		December 31, 2015	December 31, 2014

Net loss before income taxes		$222,586	$126,648

Income tax recovery at statutory rate	$	$ 75,679	$43,060

Valuation allowance change		(75,679)	(43,060)

Provision for income taxes		$–	$–

Pursuant to ASC 740, the Company is required to compute tax asset benefits for non-capital losses carried forward. Potential benefit of non-capital losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the losses carried forward in future years. The Company has net operating losses carried forward of $349,234 available to offset taxable income in future years which expire in beginning in fiscal 2034. Significant components of the Company’s deferred tax assets and liabilities, after applying enacted corporate income tax rates, are as follows:

	December 31, 2015	December 31, 2014

Net operating loss carryforward	$88,140	$43,060

Valuation allowance	(88,140)	(43,060)

Net deferred income tax asset	$–	$–

The Company’s ability to utilize the net operating losses are subject to the rules of Section 382 of the Internal Revenue Code. Section 382 generally restricts the use of net operating losses after an “ownership change” (generally defined as a greater than 50% change (by value) in the Company’s equity ownership over a three-year period). The Section 382 limitation is applied annually and is equal to the value of the Company’s stock on the date of the ownership change, multiplied by a designated federal long-term tax-exempt rate.

7.

Subsequent Event

Management has evaluated subsequent events through October 12, 2016, the date these financial statements were available to be issued has not identified and reportable events other than the following:

On February 3, 2016, the Company received $15,000 of additional loans under the promissory notes referred to in Note 4.

MARKHAM WOODS PRESS PUBLISHING CO, INC.

Financial Statements (Unaudited)

June 30, 2016

Index

Balance Sheets

F-11

Statements of Operations

F-12

Statements of Cash Flows

F-13

Notes to the Financial Statements

F-14

MARKHAM WOODS PRESS PUBLISHING CO, INC.

Balance Sheets

(Unaudited)

	June 30, 2016	December 31, 2015

ASSETS

Current Assets

Cash	$3,257	$4,933

Total Assets	$3,257	$4,933

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accrued liabilities	$130	$411
Due to related parties	639	–
Convertible notes payable – related parties	713,133	658,114

Total Current Liabilities	713,902	658,525

Stockholders’ Deficit

Preferred Stock Authorized: 1,000,000 shares, par value $0.01 Issued: no shares issued	–	–
Common Stock Authorized: 200,000,000 shares, par value $0.01 Issued and Outstanding: 30,000,100 shares	300,001	300,001
Additional paid-in capital	(209,901)	(209,901)
Accumulated deficit	(800,745)	(743,692)

Total Stockholders’ Deficit	(710,645)	(653,592)

Total Liabilities and Stockholders’ Deficit	$3,257	$4,933

(The accompanying notes are an integral part of these financial statements)

MARKHAM WOODS PRESS PUBLISHING CO, INC.

Statements of Operations

 (Unaudited)

	For the	For the	For the	For the
	Six Months	Six Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015

Operating expenses
General and administrative	$16,395	$28,387	$9,210	$14,201

Total operating expenses	16,395	28,387	9,210	14,201

Loss from operations	(16,395)	(28,387)	(9,210)	(14,201)

Other expenses
Interest expense	(40,658)	(32,650)	(20,715)	(16,884)

Total other expenses	(40,658)	(32,650)	(20,715)	(16,884)

Net loss	$(57,053)	$(61,037)	$(29,925)	$(31,085)

Net loss per common share, basic and diluted	$(0.00)	$(610.37)	$(0.00)	$(310.85)

Weighted average common shares outstanding, basic and diluted	30,000,100	100	30,000,100	100

(The accompanying notes are an integral part of these financial statements)

MARKHAM WOODS PRESS PUBLISHING CO, INC.

Statements of Cash Flows

(Unaudited)

	For the	For the
	Six Months	Six Months
	Ended	Ended
	June 30,	June 30,
	2016	2015

Cash Flows from Operating Activities

Net loss	$(57,053)	$(61,037)

Changes in operating assets and liabilities:
Accrued liabilities	(281)	88
Accrued interest payable	40,658	32,650
Accounts payable – related parties	639	-

Net Cash Used In Operating Activities	(16,037)	(28,299)

Cash Flows from Financing Activities

Proceeds from convertible notes payable – related parties	15,000	50,000
Repayment of convertible notes payable – related parties	(639)	(639)

Net Cash Provided by Financing Activities	14,361	49,361

Change in Cash	(1,676)	21,062

Cash - Beginning of Period	4,933	7,607

Cash - End of Period	$3,257	$28,669

Supplemental disclosures of cash flow information:
Interest paid	$-	$-
Income taxes paid	-	-

Non-cash financing and investing activities:
Reclassification of accrued interest to note payable	$40,658	$32,650

(The accompanying notes are an integral part of these financial statements)

MARKHAM WOODS PRESS PUBLISHING CO, INC.

Notes to the Unaudited Financial Statements

June 30, 2016

1.

Nature of Operations

Markham Woods Press Publishing Co., Inc. (the Company), incorporated and headquartered in the State of Florida as of December 6, 2006, operates as an internet based business publication under the magazine name "The Opportunist". The Company formerly published its magazine in hard copy earning revenues from advertising and distributing the magazine at no charge from inception through the year 2011. The Company reorganized during the years 2012 and 2013 to form its current presence as an internet based publication once again attempting to enter into revenue contracts and distribute the magazine at no charge under the name "The Opportunist".

2.

Going Concern

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP") on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities and commitments in the normal course of business for the foreseeable future. The Company has experienced negative cash flows from operations since inception, has a history of net losses from continuing operations, and has an accumulated deficit of $800,745 at June 30, 2016. The Company has not generated any revenues for the fiscal periods ended June 30, 2016 or December 31, 2015. These factors raise substantial doubt about the Company’s ability to continue as a going concern and to operate in the normal course of business. The Company has funded activities to date almost exclusively from debt financings. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management’s plans in order to meet its operating cash flow requirements include financing activities such as private placements of its common stock, issuances of debt and convertible debt instruments. While the Company believes that it will be successful in obtaining the necessary financing to fund its operations, meet regulatory requirements and achieve commercial goals, there are no assurances that such additional funding will be achieved and that it will succeed in its future operations.

3.

Interim Financial Statements

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained elsewhere in this prospectus. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year end December 31, 2015 have been omitted.

4.

Convertible notes Payable – Related parties

On December 31, 2013, the Company entered into a three demand convertible promissory notes with related parties for an aggregate principal balance of $405,727, which each bear interest at 12% per annum and are due on demand. The notes may be converted into common stock at the lesser of (i) $.003 per share, or (ii) at a 75% discount to the previous day’s closing bid price immediately prior to the delivery of the conversion notice (the conversion price). On January 1, 2014, one of the promissory notes was amended to include accrued interest in the principal balance of the note. Pursuant to the amendment to this promissory note, the Company will reclassify all accrued interest into principal at the end of each period. During the six months ended June 30, 2016, the Company received additional loans under the promissory notes of $15,000 (2015 - $50,000), made payments of $639 (2015 – $639), accrued $40,658 (2015 - $32,650) of interest and reclassified $40,658 (2015 - $32,650) of interest into principal. As at June 30, 2016, the Company owes $713,133 (December 31, 2015 - $658,114) in principal.

The Company has evaluated whether separate financial instruments with the same terms as the conversion features above would meet the characteristics of a derivative instrument as described in paragraphs ASC 815-15-25. The terms of the contracts do not permit net settlement, as the shares delivered upon conversion are not readily convertible to cash. The Company is not currently trading and there is no market for the stock upon conversion. As the conversion features would not meet the characteristics of a derivative instrument as described in paragraphs ASC 815-15-25, the conversion features are not required to be separated from the host instrument and accounted for separately. As a result, at June 30, 2016 the conversion features would not meet derivative classification.

5.

Stockholders’ Equity

Preferred stock includes 1,000,000 preferred shares authorized at a par value of $0.01, of which none are issued or outstanding.

Common stock includes 200,000,000 common shares authorized at a par value of $0.01, of which 30,000,100 are issued and outstanding.

There were no share transactions during the six months ended June 30, 2016.

6.

Subsequent Events

Management has evaluated subsequent events through November 9, 2016, the date these financial statements were available to be issued has not identified and reportable events.

Until ________, 2016 [90 days from date of prospectus], all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Name of Expense	Amount

Securities and Exchange Commission registration fee	$4
Legal, accounting fees and expenses (1)	$25,000
Edgar filing, printing and engraving fees (1)	$2,496
Total	$27,500

 (1) Estimated.

ITEM 14. Indemnification of Directors and Officers

Our officer and director are indemnified as provided by the Florida Statutes and by our Bylaws.

Under the Florida Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Florida law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Florida law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15. Recent Sales of Unregistered Securities

On December 15, 2006, we issued 100 shares of the Company’s common stock to Donna Rayburn, our President, Secretary, Treasure and Director, for the funds advanced for the formation of the corporation.

On July 7, 2015 we issued 30,000,000 shares of the Company’s common stock to Donna Rayburn, our sole officer and director for services rendered.

We believe that the issuances of the securities set forth above were exempt from registration as offerings completed under Regulation S of the Securities Act and the regulations promulgated thereunder. We believed that this exemption from registration was available for each transaction because each purchaser represented to us, among other things, that he was a non-U.S. person as defined in Regulation S, was not acquiring the shares for the account or benefit of, directly or indirectly, any U.S. person, he had the intention to acquire the securities for investment purposes only and not with a view to or for sales in connection with any distribution thereof, and that he was sophisticated and was able to bear the risk of loss of his entire investment.  Further, appropriate legends were affixed to the certificates for the securities issued in such transactions and we did not otherwise engage in distribution of these shares in the U.S.

ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits:

 The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant.

3.1.1	Amendment to Articles of Incorporation

3.2	Bylaws of Registrant.

4.1	Specimen Common Stock Certificate.

5.1	Legal Opinion of Harold P. Gewerter, Esq.

10.1	Subscription Agreement for

10.2	Subscription Agreement for

23.1	Consent of MaloneBailey, LLP

23.2	Consent of Harold P. Gewerter, Esq. (incorporated in Exhibit 5.1)

99.1	Form of Subscription Agreement to be entered into in connection with this offering.

ITEM 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii)  to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most-recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser .

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amended registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Apopka, Florida on November 9, 2016

MARKHAM WOODS PRESS PUBLISHING CO., INC.

By:	/s/ Donna Rayburn
Name:	Donna Rayburn
Title:	President and Director (Principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donna Rayburn	President and Director (Principal executive officer)	November 9, 2016
Donna Rayburn

/s/ Donna Rayburn	Secretary, Treasurer and Director	November 9, 2016
Donna Rayburn	(Principal accounting officer and principal financial officer)

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